EXHIBIT 2.1

A0679210

ENDORSED-FILED

In the office of the Secretary of State

Of the State of California

JULY 02 2008

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is made effective as of the 1st day of May, 2008, by and between OAK VALLEY COMMUNITY BANK , a bank organized under the laws of the State of California whose principal office is located in Oakdale, California (the “Bank”), and INTERIM OAK VALLEY BANCORP, a general business corporation organized under the laws of the State of California (the “Interim Company”), and joined in by OAK VALLEY BANCORP, a general business corporation organized under the laws of the State of California (the “Company”).

WITNESSETH:

WHEREAS, the Bank is a commercial bank duly organized and validly existing under the California General Corporation Law (the “Corporation Law “) and the California Financial Code (the “Financial Code”), having its principal office in Oakdale, California, with authorized capital stock consisting of 10,000,000 shares of common stock, no par value (the “Bank Common Stock”) and 10,000,000 shares of preferred stock;

WHEREAS, certain Bank officers (the “Initial Shareholders”) own all of the issued and outstanding shares of common stock, no par value (the “Company Common Stock”), of the Company;

WHEREAS, the Company is a general business corporation duly organized and validly existing under the laws of the State of California and owns all of the issued and outstanding shares of common stock, no par value (the “Interim Company Common Stock”), of the Interim Company;

WHEREAS, the Interim Company is a general business corporation duly organized and validly existing under the laws of the State of California, having its principal office in Oakdale, California, and is a wholly-owned subsidiary of the Company;

WHEREAS, the respective Boards of Directors of Bank, the Interim Company, and the Company each have determined that it is in the best interests of their respective companies and the shareholders of their respective companies to establish a bank holding company structure and to combine the Interim Company and the Bank into a single company through the merger of the Interim Company with and into the Bank (the “Merger “), on the terms and conditions set forth herein, and each has agreed to recommend approval of the transactions contemplated hereby by their respective shareholders, to the extent required by applicable law;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); and

WHEREAS, as and when required by the provisions of this Agreement, all such action as may be necessary or appropriate shall be taken by the Interim Company, the Bank and the Company in order to consummate the Merger.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.01    Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.08), and in accordance with the Corporation Law and the Financial Code, the Interim Company shall be merged with and into the Bank pursuant to the provisions of Section 1100 et seq. of the Corporation Law and Section 18(c) of the Federal Deposit Insurance Act (the “FDI Act”). As a result of the Merger, the Bank shall be the surviving entity (the “Surviving Bank”), the separate existence of the Interim Company shall cease and the existence of the Bank, as the Surviving Bank, shall continue with all the rights, privileges, immunities, powers and franchises and subject to all the duties, restrictions and liabilities of a banking association organized under the laws of the State of California, and the Bank shall become a wholly-owned subsidiary of the Company.

Section 1.02    Effect of Merger.    The Merger shall have the effects set forth in Section 1100 et seq. of the Corporation Law and Section 18(c) of the FDI Act.

Section 1.03    Transfer of Assets and Liabilities.    At the Effective Time, all rights, privileges, immunities, powers, franchises and interests of the Interim Company in and to every type of property (real, personal and mixed) shall be transferred to and vested in the Surviving Bank by virtue of such Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, privileges, immunities, powers, franchises and interests, including, without limitation, appointments, designations and nominations, all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of incompetence and in every other fiduciary capacity, in the same manner and to the same extent as such rights, privileges, immunities, powers, franchises and interests are held or enjoyed by the Interim Company. The Surviving Bank shall be liable for all liabilities of the Interim Company, all deposits, debts, liabilities, obligations and contracts of the Interim Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of account or records of the Interim Company, shall be those of the Surviving Bank and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of the Interim Company shall be preserved and unimpaired.

Section 1.04    Name.    The name of the Surviving Bank shall be “Oak Valley Community Bank.”

Section 1.05    Articles of Incorporation and Bylaws.

A.    The Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Time, shall continue to be the articles of incorporation of the Surviving Bank until thereafter amended or restated, as provided therein and by applicable law.

B.    The Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Bank until thereafter amended or restated, as provided therein and by applicable law.

Section 1.06    Directors and Officers.

A.    The Directors of the Bank immediately prior to the Effective Time shall serve as the Board of Directors of the Surviving Bank at the Effective Time, and shall serve until the next annual meeting of shareholders of the Surviving Bank or until their successors are elected and have qualified or until their earlier death, resignation or removal in accordance with the Surviving Bank’s articles of incorporation and bylaws. Any vacancy on the Board of Directors at the Effective Time shall be filled in the manner provided in the articles of incorporation and bylaws of the Surviving Bank.

B.    The officers of the Bank immediately prior to the Effective Time shall continue as officers of the Surviving Bank, subject to the review and approval of the Board of Directors of Surviving Bank.

Section 1.07    Closing.    Upon the terms and subject to the conditions set forth in the Agreement, the closing (“Closing”) of the transaction contemplated by this Agreement shall take place in the offices of the Company at 10:00 a.m. on the first business day (any day on which banks are not required or authorized to close in Oakdale, California) following receipt of all necessary regulatory approvals and expiration of all mandatory waiting periods, or on such other day or at such other time or place as may be mutually agreed upon by the parties (“Closing Date”).

Section 1.08    Effective Time.    The Merger described herein shall become effective upon the filing of a copy of this Agreement with the Secretary of State of California in accordance with Section 1103 of the Corporation Law (such time as the Merger becomes effective being the “Effective Time”).

Section 1.09    Conversion of the Bank Common Stock and Stock Options.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Bank, the Interim Company or any shareholder thereof:

A.    Each share of the Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Bank Common Stock to be canceled pursuant to Section 1.09(E)) shall be canceled and extinguished and be converted automatically into the right to receive one (1) validly issued, fully paid and nonassessable share of Company Common Stock (the “Exchange Ratio”). The shares of Company Common Stock into which shares of Bank Common Stock are converted pursuant to this Section 1.09(A) is referred to herein as the “Merger Consideration.”

B.    All shares of Bank Common Stock to be converted into Company Common Stock pursuant to Section 1.09(A) shall cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Bank Common Stock (such certificate or other evidence of ownership, a “Certificate “) shall thereafter cease to have any rights with respect to such shares of Bank Common Stock, except the right to receive the applicable number of shares of Company Common Stock with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Bank Common Stock become entitled upon the surrender of such Certificate.

C.    The Company will assume all of the Bank’s rights and obligations under the Bank’s 1998, as amended, Stock Option Plan (the “Stock Option Plan”) and under each outstanding stock option agreement evidencing an option (whether an incentive stock option or a nonstatutory stock option) previously granted under the Stock Option Plan. By virtue of such assumption, each option to acquire shares of Bank Common Stock, whether vested or unvested, shall be converted into an option to acquire the same number of shares of Company Common Stock which the holders thereof would have been entitled to receive in the Merger had such option been fully exercised immediately prior to the Effective Time, which option shall be exercisable upon the same terms and conditions as were applicable to the options to acquire Bank Common Stock, provided that there shall be a proportionate adjustment of the exercise price therefor.  Each such option, subject to such modifications as may be appropriate or required, and subject to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the

California Corporate Securities Law of 1968, as amended, shall constitute a continuation of the option, substituting the Company for the Bank. Each option granted pursuant to the Stock Option Plan, from and after the Effective Time, shall constitute an option granted by the Company to purchase shares of Company Common Stock.

D.    All of the shares of the Interim Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted, on a pro rata basis, into such number of shares of common stock of the Surviving Bank, all of which will be owned by the Company, with the effect that the number of shares of common stock of the Surviving Bank issued and outstanding at the Effective Time shall be equal to the number of shares of Bank Common Stock issued and outstanding immediately prior to the Effective Time.

E.    Any shares of Bank Common Stock that are owned immediately prior to the Effective Time by the Bank as treasury stock or by the Company or Interim Company shall be canceled and extinguished without any conversion thereof or consideration therefor.

F.     If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or the outstanding shares of Bank Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Common Stock and Bank Common Stock the same economic effect as contemplated by this Agreement prior to such event.

G.    All of the shares of Company Common Stock issued and outstanding to the initial shareholders shall be repurchased by the Company at its initial price immediately following the Effective Time.

Section 1.10    Transfer Agent.    Promptly following the Effective Time, the Company will cause Computershare, or another qualified trust company selected by the Company and the Bank (the “Transfer Agent”), to send to each shareholder of the Bank a letter of transmittal for use in exchanging such shareholders’ Certificates representing shares of Bank Common Stock for certificates representing the number of shares of Company Common Stock to which they are entitled pursuant to this Agreement. Each shareholder of the Bank shall be entitled to receive shares of Company Common Stock for such shareholders Bank Common Stock only upon surrender of the Certificates representing such shares of Bank Common Stock, or after providing an appropriate affidavit of lost certificate and indemnity agreement and/or bond as may reasonably be required in each case by the Transfer Agent. Until so surrendered, each Certificate formerly representing shares of Bank Common Stock will be deemed for all corporate purposes to represent and evidence solely the right to receive the merger consideration described in Section 1.09(A) hereof.

Section 1.11    Distributions with Respect to Unexchanged Shares.    No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock that such holder would be entitled to receive upon surrender of such Certificate, until such holder shall surrender such Certificate in accordance with Section 1.10. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest: (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock.

Section 1.12    No Further Ownership Rights in Company Common Stock.    All shares of Company Common Stock issued upon conversion of shares of Bank Common Stock in accordance with the terms of this Article I shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Bank Common Stock.

Section 1.13    No Liability.    None of the Bank, the Company or Interim Company or the Exchange Agent shall be liable to any an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended) (each a “Person”) in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 1.14    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Bank Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 1.15    Withholding Rights.    The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Bank Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

Section 1.16    Further Assurances.    At and after the Effective Time, the officers and directors of the Company shall be authorized to execute and deliver, in the name and on behalf of the Bank, the Company and the Interim Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Bank, the Company and the Interim Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Bank, the Company and the Interim Company, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Bank, the Company and the Interim Company, as a result of, or in connection with, the Merger.

Section 1.17    Dissenters’ Rights.    In accordance with the Corporation Law, shareholders of the Bank will not be entitled to dissenters’ or appraisal rights in the Merger.

Section 1.18    Bank Shareholders’ Meeting.    This Agreement shall be submitted to the shareholders of the Bank at a meeting called to be held as promptly as practicable and to the sole shareholder of the Interim Company by written consent of the sole shareholder. Upon approval by the requisite vote of the shareholders of the Bank and the approval of the sole shareholder of the Interim Company, this Agreement shall be made effective as soon as practicable thereafter as provided in Section 1.08 hereof.

ARTICLE II.

COVENANTS

Section 2.01    Shareholder Approval.    As soon as practicable following the date of this Agreement, this Agreement shall be submitted to the stockholders of Bank, Company and Interim Company, if required by law, for ratification and approval in accordance with the provisions of applicable law.

Section 2.02    Regulatory Approvals.    As soon as practicable following the date of this Agreement, each of the Company and the Bank shall file or cause the be filed applications for all regulatory approvals required to be obtained such parties in connection with this Agreement and the other agreements contemplated hereby, and shall diligently seek all other required approvals and shall take any and all further action as may be necessary or appropriate to permit the timely consummation of the Merger provided for in this Agreement.

Section 2.03    Legal Requirements.    Each of the Company and the Bank will, and will cause their respective subsidiaries to, take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement.

Section 2.04    Blue Sky Laws.    The Company shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Company Common Stock in connection with the Merger. The Bank shall use its commercially reasonable efforts to assist the Company as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Company Common Stock in connection with the Merger.

Section 2.05    Best Efforts.    Each of the Company and the Bank shall use their best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Corporation Law and the Financial Code.

ARTICLE III.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

The respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived:

Section 3.01    Shareholder Approvals.    The shareholders of the Bank entitled to vote on the Merger and this Agreement shall have approved the Merger and this Agreement in accordance with the Corporation Law and the Financial Code.

Section 3.02    Government and Other Approvals.    Each of the Company, Interim Company and the Bank shall have received approvals, acquiescence or consents of the transactions contemplated by this Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve Bank of San Francisco, the Federal Deposit Insurance Corporation, the California Department of Financial Institutions, and the California Department of Corporations, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal, state or local governmental authority or by any other third party by formal proceedings.

ARTICLE IV.

TERMINATION, WAIVER, AMENDMENT AND MODIFICATION

Section 4.01    Termination.    This Agreement may be terminated and abandoned at any time prior to or at the Effective Time, whether before or after action thereon by the shareholders of the Bank or the Interim Company, by the mutual consent in writing of the Bank, Interim Company and Company.

Section 4.02    Effect of Termination.    In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 4.01, the same shall be of no further force or effect and there shall be no liability by reason of this Agreement or the termination thereof on the part of either the Bank, Interim Company, Company or the directors, officers, employees, agents or shareholders of any of them.

Section 4.03    Waiver, Amendment and Modification.    Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Time, whether before or after action thereon by the shareholders of the Bank by the party that is entitled to the benefits thereof. This Agreement may be modified or amended prior to the Effective Time, whether before or after action thereon by the shareholders of the Bank, by the Bank, Interim Company and Company; provided , however , that in the event that applicable law shall require the approval of this Agreement by the shareholders of any of the parties hereto, in no event may any amendment hereto be made that changes the principal terms of this Agreement without the requisite approval of such shareholders. Any waiver, modification or amendment of this Agreement shall be in writing.

ARTICLE V.

EXPENSES

Section 5.01    General.    Each party hereto will pay its own expenses incurred in connection with this Agreement, whether or not the transactions contemplated herein are effected.

Section 5.02    Special Dividend.    Promptly after the Effective Time of the Merger, the Bank shall pay a special dividend to the Company in an amount equal to the sum of (i) the expenses incurred by the Company in connection with the transactions contemplated in this Agreement, and (ii) the principal amount of any loan or line of credit that the Company shall have obtained to carry out this Agreement, plus any accrued and unpaid interest and fees with respect thereto.

ARTICLE VI.

MISCELLANEOUS

Section 6.01    Multiple Counterparts.    For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 6.02    Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

Section 6.03    Further Assurances.    Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Surviving Bank title to and possession of any assets of the Interim Company or the Bank acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

Section 6.04    Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 6.04 shall be void and of no effect.

Section 6.05    Severability.    In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 6.06    Specific Performance.    Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 6.07    Rules of Construction.    Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense.

Section 6.08    Entire Agreement.    This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

Section 6.09    Binding Effect.    All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other Person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

[Signature Page Follows]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Bank and the Interim Company have caused this Agreement to be executed by their duly authorized officers as of this 1st day of May, 2008, and the officers of each such company have hereunto subscribed their names.

BANK:

OAK VALLEY COMMUNITY BANK

By:
/s/ CHRISTOPHER M. COURTNEY
Christopher M. Courtney, President

By:
/s/ ARNE J. KNUDSEN
Arne J. Knudsen, Secretary

INTERIM COMPANY:

Interim Oak Valley Bancorp

By:
/s/ CHRISTOPHER M. COURTNEY
Christopher M. Courtney, President

By:
/s/ ARNE J. KNUDSEN
Arne J. Knudsen, Secretary

The Company hereby joins in the foregoing Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers as of this 1st day of May, 2008.

COMPANY:

OAK VALLEY BANCORP

By:
/s/ CHRISTOPHER M. COURTNEY
Christopher M. Courtney, President

By:
/s/ ARNE J. KNUDSEN
Arne J. Knudsen, Secretary

OAK VALLEY COMMUNITY BANK

OFFICERS’ CERTIFICATE

Christopher M. Courtney and Arne J. Knudsen certify that:

They are the President and the Secretary, respectively, of Oak Valley Community Bank, a California banking corporation.

This corporation has outstanding 7,641,377 shares of common stock and no shares of preferred stock, and the total number of outstanding shares of this corporation entitled to vote on the merger is 7,641,377 shares of common stock.

The principal terms of the agreement of merger in the form attached to this certificate were approved by a vote of the number of shares of common stock that equaled or exceeded the vote required.

The percentage vote required was more than 50% of the outstanding common stock of this corporation.

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IN WITNESS WHEREOF, the undersigned have executed this certificate on July 1, 2008.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary

Each of the undersigned declares under penalty of perjury that the statements in the above certificate are true of his own knowledge, and that this declaration was executed on July 1, 2008 in Oakdale, California.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary

INTERIM OAK VALLEY BANCORP

OFFICERS’ CERTIFICATE

1.             Christopher M. Courtney and Arne J. Knudsen certify that:

2.             They are the President and the Secretary, respectively, of Interim Oak Valley Bancorp, a California corporation.

3.             This corporation has outstanding 100 shares of common stock and no shares of preferred stock, and the total number of outstanding shares of this corporation entitled to vote on the merger is 100 shares of common stock.

4.             The percentage vote required was more than 50% of the outstanding common stock of this corporation.

5.             Equity securities of Oak Valley Bancorp, a California corporation, which is the parent corporation of this corporation are to be issued in the merger, and the required vote of the shareholders of that parent corporation was obtained.

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IN WITNESS WHEREOF, the undersigned have executed this certificate on July 1, 2008.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary

Each of the undersigned declares under penalty of perjury that the statements in the above certificate are true of his own knowledge, and that this declaration was executed on July 1, 2008 in Oakdale, California.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary

OAK VALLEY BANCORP

OFFICERS’ CERTIFICATE

Christopher M. Courtney and Arne J. Knudsen certify that:

6.             They are the President and the Secretary, respectively, of Oak Valley Bancorp, a California corporation.

This corporation has outstanding 100 shares of common stock and no shares of preferred stock, and the total number of outstanding shares of this corporation entitled to vote on the merger is 100 shares of common stock.

The principal terms of the agreement of merger in the form attached to this certificate were approved by a vote of the number of shares of common stock that equaled or exceeded the vote required.

The percentage vote required was more than 50% of the outstanding common stock of this corporation.

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IN WITNESS WHEREOF, the undersigned have executed this certificate on July 1, 2008.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary

Each of the undersigned declares under penalty of perjury that the statements in the above certificate are true of his own knowledge, and that this declaration was executed on July 1, 2008 in Oakdale, California.

/s/ Christopher M. Courtney
CHRISTOPHER M. COURTNEY
President

/s/ Arne J. Knudsen
ARNE J. KNUDSEN
Secretary